UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
CHEVRON CORPORATION 2021 Annual Meeting Vote by May 25, 2021 11:59 PM ET. For shares held in a Plan, vote by May 23, 2021 11:59 PM ET.

CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324

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 You invested in CHEVRON CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 26, 2021.

 Get informed before you vote

View the Notice of the 2021 Annual Meeting, 2021 Proxy Statement, and 2020 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

* Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1a.	Wanda M. Austin	For

1b.	John B. Frank	For

1c.	Alice P. Gast	For

1d.	Enrique Hernandez, Jr.	For

1e.	Marillyn A. Hewson	For

1f.	Jon M. Huntsman Jr.	For

1g.	Charles W. Moorman IV	For

1h.	Dambisa F. Moyo	For

1i.	Debra Reed-Klages	For

1j.	Ronald D. Sugar	For

1k.	D. James Umpleby III	For

1l.	Michael K. Wirth	For

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	For

3.	Advisory Vote to Approve Named Executive Officer Compensation	For

4.	Reduce Scope 3 Emissions	Against

5.	Report on Impacts of Net Zero 2050 Scenario	Against

6.	Shift to Public Benefit Corporation	Against

7.	Report on Lobbying	Against

8.	Independent Chair	Against

9.	Special Meetings	Against

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